UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2025 (July 1, 2025)

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends Item 9.01(a) and Item 9.01(b) of the Current Report on Form 8-K of Blum Holdings, Inc., a Delaware corporation (“Blüm”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 3, 2025 (the “Original Form 8-K”). The Original Form 8-K reported that Blüm entered into a binding term sheet with a licensed commercial cannabis retail operator in Northern California (“Target”), and that Blüm’s wholly owned subsidiary, Blum Management Holdings, Inc. entered into a Management Services Agreement with the Target (the “Transaction”).

Blüm disclosed in the Original Form 8-K that financial statements required by Item 9.01(a) of Form 8-K and pro forma financial information required by Item 9.01(b) of Form 8-K relating to the Transaction would be filed by an amendment to the Original Form 8-K no later than 71 calendar days after the filing of the Original Form 8-K. Subsequent to the filing of the Original Form 8-K and upon further analysis, Blüm determined that it is not required to file such financial statements or pro forma financial information required under Item 9.01(a) or (b), respectively, because the Transaction was not “significant” as defined in Regulation S-X promulgated by the SEC. Accordingly, Blüm hereby amends the Original Form 8-K to eliminate references to the subsequent filing of financial statements required by Item 9.01(a) and pro forma financial information required by Item 9.01(b) relating to the Transaction.

Except as set forth below, the Original Form 8-K is unchanged.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: September 19, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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